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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PHYSIOMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHYSIOMETRIX

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on May 27, 2004, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect one Class II director of the Company to serve for a term of three years expiring upon the 2007 Annual Meeting of Stockholders or until a successor is elected.

  2.
  To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                      FOR THE BOARD OF DIRECTORS

                      Thomas Baruch
                      CHAIRMAN OF THE BOARD OF DIRECTORS

North Billerica, Massachusetts
April 29, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

PHYSIOMETRIX, INC.

PROXY STATEMENT FOR 2004
ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2004

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 27, 2004 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

        These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 2003 (the "Last Fiscal Year"), including financial statements, were first mailed on or about April [29], 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on April 12, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 13,625,878 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 87 stockholders.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Stockholder Proposals to be Presented at 2004 Annual Meeting

        Proposals that are intended to be presented by stockholders of the Company at the 2005 Annual Meeting must be received by the Company no later than December 31, 2004 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently consists of four persons, divided into three classes serving, staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class III and Class I directors are serving terms expiring at the Company's 2005 and 2006 Annual Meetings of Stockholders, respectively.

        The nominee for Class II director is James A. Saalfield, who stands for reelection as Class II director at the Annual Meeting. The Class II director elected at the Annual Meeting will hold office until the 2007 Annual Meeting of Stockholders, or until a successor has been duly elected and qualified.

        In the event that Mr. Saalfield becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. Mr. Saalfield is expected to be available to serve.

        The name of the Class II nominee for election to the Board of Directors at the Annual Meeting, such director's age as of the Record Date and certain information about such director is set forth below. The names of the current Class III and Class I directors, their ages as of the Record Date and certain information about them are also set forth below.

Name	Age	Director Principal Occupation	Since
NOMINEE CLASS II DIRECTOR
James A. Saalfield	57	Managing General Partner, Still River Management Company	2000
CONTINUING CLASS III DIRECTORS
John A. Williams	55	President, Physiometrix, Inc.	1993
Thomas Baruch	65	General Partner, CMEA Ventures	1991
CONTINUING CLASS I DIRECTOR
Christopher D. Mitchell	42	Partner, law firm of Wilson Sonsini Goodrich & Rosati, P.C.	2000

        There are no family relationships among directors or executive officers of the Company.

  Director to be Elected at the Annual Meeting

        James A. Saalfield has served as a member of our Board of Directors from September 1996 to October 1998 and rejoined our Board in January 2000. Mr. Saalfield served as a General Partner of Fleet Venture Partners I, II, III and IV and Managing General Partner of Dean's Hill L.P. and is Managing General Partner of the Still River Management Company and Managing General Partner of the Still River Fund, L.P., the Still River Fund II, L.P. and the Still River Fund III L.P. Mr. Saalfield served as the Senior Vice President of Fleet Venture Resources, Inc., Senior Vice President of Fleet Growth Resources, Inc. and General Partner of Fleet Equity Partners I—IV from 1985 to 1993. Mr. Saalfield is a director of a number of privately held companies.

  Directors Whose Terms Extend Beyond the Annual Meeting

        John A. Williams joined the Company in December 1993 and has served as a member of the Board of Directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from

1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

        Thomas Baruch has served as a member of the Board of Directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in CMEA Ventures, a venture capital firm, since 1989. From 1991 to 1996, Mr. Baruch was also a special limited partner in New Enterprise Associates, a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the board of directors of Symyx Technologies, Inc., Aerogen Inc., Aclara Biosciences and several private companies.

        Christopher D. Mitchell has served as a member of the Board of Directors since June 2000. Since February 1, 1995, Mr. Mitchell has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Mitchell practices in the area of corporate and securities law and specializes in the representation of emerging growth companies in leading economic sectors, including life sciences, software and electronic commerce. From April 1989 through January 1995, Mr. Mitchell was an associate in such firm. Mr. Mitchell received his B.A. from Haverford College and his J.D. from the University of Minnesota.

Board Matters and Corporate Governance

  Board Meetings and Committees

        The Board of Directors of the Company held 2 meetings during the fiscal year ended December 31, 2003. All directors attended both Board meetings in 2003.

        The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        The Company has an Audit Committee comprised entirely of independent directors, as defined in the National Association of Securities Dealers, Inc.'s listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in this annual proxy statement as Appendix A. The Audit Committee consists of directors Thomas Baruch, James Saalfield and Christopher Mitchell. Audit Committee member Thomas Baruch meets the definition of "audit committee financial expert" under the Securities and Exchange Commission rules.

        The Compensation Committee consists of directors Thomas Baruch and James Saalfield. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held one meeting during the last fiscal year. None of the members of the Compensation Committee is currently one of the Company's officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or Compensation Committee. John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

  Consideration of Director Nominees

        All members of the Board of Directors participate in the consideration of director nominees. The Company is also in the process of forming a nominating committee for future consideration of director nominees.

  Stockholder Recommendations

        The policy of the Board of Directors is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications" below. Any stockholder recommendations proposed for consideration by the Board of Directors should include the candidate's name and qualifications for Board membership and should be addressed to:

  Physiometrix, Inc.
  Five Billerica Park
  101 Billerica Avenue
  North Billerica, MA 01862
  Attn: Secretary

        In addition, procedures for stockholder direct nomination of directors are discussed under "Deadline for Receipt of Stockholder Proposals" and are discussed in detail in the Company's Bylaws, which will be provided to stockholders upon written request.

  Director Qualifications

        Members of the Board should have the highest professional and personal ethics and values, consistent with the Company's Code and Ethics adopted on February 5, 2004. They should have broad experience at the policy-making level in business. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

  Identifying and Evaluating Nominees for Directors

        The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted stockholder recommendations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a stockholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

        The Board of Directors has recommended one nominee for election to the Board this year who has previously been elected as a director by the Company's stockholders, James A. Saalfield.

  Board Independence

        The Board of Directors has determined that each of its current directors, except for John A. Williams, the Company's President and Chief Executive Officer, is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect.

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company's stockholders. Two directors attended the 2003 annual meeting of stockholders.

  Compensation of Directors

        Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each non-employee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

        The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

  Code of Ethics

        The Board of Directors has adopted a Code of Ethics which is applicable to all employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Company will provide a copy of the Code of Ethics upon request made in writing to us at Physiometrix, Inc., Attention: Chief Financial Officer, Five Billerica Park, 101 Billerica Avenue, North Billerica, MA 01862. Physiometrix will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website at www.physiometrix.com, on the Investor Relations page.

  Communications with the Board

        Individuals may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Physiometrix, Inc., 101 Billerica Avenue, North Billerica, MA 01862.

Vote Required

        The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote for such director shall be elected as the Class II director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEE SET FORTH HEREIN.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ernst & Young LLP has audited the Company's financial statements annually since 1995.

  Principal Auditor Fees and Services

        The following table summarizes the fees paid or accrued to Ernst & Young LLP for various services provided for the years ended December 31, 2003 and 2002:

Service Category	2003	2002
Audit Fees	$103,500	$72,750
Audit-Related Fees	—	—
Fees for Tax Services	13,370	13,670
All Other Fees	—	—

Total	$116,870	$86,420

        Audit fees.    Aggregate fees were for professional services rendered for the audits of the Company's consolidated financial statements and limited reviews of the Company's unaudited condensed consolidated interim financial statements, issuances of consent, and assistance with review of documents filed with the SEC.

        Audit related fees.    None.

        Tax services.    Aggregate fees were for services related to finalization of income tax returns, sale and use tax filings, and other tax consulting services.

        All Other fees.    None.

        The Company's Audit Committee has considered whether such services that Ernst & Young provided are compatible with maintaining Ernst & Young's independence as auditors.

        The Audit Committee pre-approves all audit and non-audit services provided to the Company by the independent auditors.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company who received salary compensation of more than $100,000 for services rendered during the Last Fiscal Year, as defined on p. 1 (collectively, the "Named Executive Officers"):

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Awards of Option (# of Shares)
John A. Williams President and Chief Executive Officer	2003 2002 2001	257,500 250,000 250,000	165,000 140,000 125,000	— 50,000 100,000
Daniel Muehl Vice President of Finance & Administration and Chief Financial Officer	2003 2002 2001	178,500 170,000 160,000	50,000 50,000 40,000	— 25,000 50,000

        OPTION GRANTS IN LAST FISCAL YEAR. There were no stock options granted during 2003 to our Named Executive Officers. In 2003, we granted options to purchase an aggregate of 15,000 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board of Directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

        FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2003:

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of unexercised In-the-money options at December 31, 2003(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Williams	431,900	95,000	$654,711	$140,250
Daniel Muehl	146,250	48,750	$180,175	$72,875

(1)
Based on a fair market value of $2.20, which was the last reported sale price of the Company's Common Stock on December 31, 2003, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Compensation Committee of the Board of Directors, as Plan Administrator of the 2001 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Executive Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

        None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

        John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other Compensation Committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

        The Compensation Committee of the Board of Directors (the "Committee"), comprising of Thomas Baruch and James Saalfield, both outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

        —Align the financial interests of the management team with the Company and its stockholders;

        —Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

        —Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

        —Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

        The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

        1.  BASE SALARY. Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer.

        2.  ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

        3.  EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee establishes grants of stock options to executive officers (other than the Chief Executive Officer) in a fiscal year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. No stock options were granted to executive officers in the Last Fiscal Year.

2003 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Committee parallels the process and criteria used in establishing compensation levels for the other executives described above. The Company's overall performance and Mr. Williams' individual performance are critical factors in the Committee's determination. In determining Mr. Williams' salary for 2003, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the high technology and biotechnology industries, taking into account Mr. Williams' experience and knowledge. The Committee determined that it was appropriate to increase Mr. Williams' annual salary to $257,500. an increase of $7,500 over the prior year. The cash bonus award paid to Mr. Williams for 2002 was $150,000. In addition, the Company forgave a loan owed to the Company by Mr. Williams in the amount of $15,000. The Committee's decisions regarding Mr. Williams' stock option grants were based on its subjective assessment of the importance of his leadership to the Company's plans for substantial growth and his ability to enhance value for the Company's stockholders, as well as its expectations for his future contributions in leading the Company.

                      Respectfully submitted,
                      Thomas Baruch
                      James A. Saalfield

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2003. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Respectfully submitted,
The Audit Committee of the Board of Directors
Thomas Baruch James A. Saalfield Christopher D. Mitchell

        THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THIS SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 2003 since December 31, 1998 to the cumulative total return over such period of (i) "Nasdaq Stock Market—U.S." index, and (ii) the Dow Jones US Advanced Medical Devices index as an industry-specific benchmark for comparison of the cumulative total return for stockholders of the Company's Common Stock. The graph assumes the investment of $100 on December 31, 1998 in the Company's Common Stock and each of such indices (from December 31, 1998) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 2003 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PHYSIOMETRIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES U.S. ADVANCED MEDICAL DEVICES INDEX

* $100 invested on 12/31/98 in stock or index—
including reinvestment of dividends.
Fiscal year ending December 31.

	12/98	12/99	12/00	12/01	12/02	12/03
Physiometrix, Inc.	100.00	655.64	2,833.42	387.56	97.78	391.11
NASDAQ Stock Market (U.S.)	100.00	192.89	124.95	67.09	61.75	85.04
Dow Jones US Advanced Medical Devices	100.00	106.86	160.79	151.61	137.21	179.51

        THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, submitted during the year ended December 31, 2003, the Company believes that, with respect to fiscal year 2003, all filing requirements applicable to its officers, directors and ten percent stockholders complied with all Section 16(a) requirements.

Share Ownership of Directors, Officers and Certain Beneficial Owners

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 31, 2004 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each Names Executive Officer listed in the Summary Compensation Table above and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,625,878 shares of the Company's Common Stock were issued and outstanding as of March 31, 2004.

Name and Address	Shares Beneficially Owned (1)	Approximate Percent Owned (2)
Special Situations Private Equity Fund, L.P. (3)	1,575,760	10.9%
Special Situations Fund III, L.P. (4)	3,272,728	21.4%
Winslow Hedge Fund, L.P. (5)	1,210,000	8.5%
David Musket (6)	999,606	7.2%
Barry Kurokawa (6)	859,057	6.3%
John A. Williams (7)	478,150	3.5%
Daniel Muehl (8)	156,145	1.1%
Thomas Baruch (9)	489,464	3.6%
James A. Saalfield (10)	24,168	*
Christopher D. Mitchell (11)	33,855	*
All directors and executive officers as a group (5 persons)	1,181,782	8.4%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2004 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of each other person. The persons named in this table have sole voting and investment power with respect to the all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 13,625,878 shares of Common Stock outstanding as of March 31, 2004.

(3)
Includes 787,880 shares of Common Stock held by Special Situations Private Equity Fund, L.P., and 787,880 shares of Common Stock that Special Situations Private Equity Fund, L.P. has the right to acquire upon exercise of outstanding warrants 393,940 shares subject to the warrants have an exercise price of $1.82 per share and 393,940 shares subject to the warrants have an exercise price of $2.48 per share.

(4)
Includes 1,636,364 shares of Common Stock held by Special Situations Fund III, L.P., and 1,636,364 shares of Common Stock that Special Situations Fund III, L.P. has the right to acquire upon exercise of outstanding warrants 818,182 shares subject to the warrants have an exercise price of $1.82 per share and 818,182 shares subject to the warrants have an exercise price of $2.48 per share.

(5)
Includes 605,000 shares of Common Stock held by Winslow Hedge Fund, L.P., and 605,000 shares of Common Stock that Winslow Hedge Fund, L.P. has the right to acquire upon exercise of outstanding warrants. 302,500 shares subject to the warrants have an exercise price of $1.82 per share and 302,500 shares subject to the warrants have an exercise price of $2.48 per share.

(6)
Based on a Form 13G dated March 16, 2004, for the period ending December 31, 2003, filed by ProMed Partners, L.P., ProMed Offshore Fund, Ltd., ProMed Management, L.L.C., David B. Musket, and Barry Kurokawa, David B. Musket may be deemed to have beneficial ownership of 999,606 shares and Barry Kurokawa may be deemed to have beneficial ownership of 859,057 shares. Mr. Musket and Mr. Kurokawa disclaim beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. David B. Musket is the record holder of 251,461 shares, and has the right to acquire 172,523 shares upon the exercise of outstanding warrants, and Barry Kurokawa IRA FCC is the record holder of 110,912 shares and has the right to 102,827 shares upon the exercise of outstanding warrants.

(7)
Includes 245,350 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2004.

(8)
Consists of 156,145 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2004.

(9)
Based on a Form G filed on March 16, 2004 for the period ended December 31, 2004, includes 421,190 shares held by CMEA, 14,106 shares held by Mr. Baruch and 54,168 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2004 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.

(10)
Includes 24,168 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2004.

(11)
Includes 23,855 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2004.

        On December 5, 2003, the Company completed a private placement (the "Transaction") of 4,957,487 shares of the Company's Common Stock (the "Shares") for aggregate net proceeds of approximately $7.5 million. The Shares were sold at a price of $1.65 per share, based on the average closing bid prices for the five days ended December 1, 2003. In conjunction with the placement of the Shares, the Company issued to the investors warrants to purchase up to an aggregate of 4,957,488 shares of its Common Stock (the "Investor Warrants"). In the Transaction, the investors purchased Shares representing approximately 37% of the Company's Common Stock outstanding as of March 31, 2004. If the investors exercise all of the Investor Warrants, they would hold approximately 53.4% of the outstanding shares of the Company's Common Stock, assuming the 13,625,878 shares of Common Stock outstanding as of March 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has entered into an arrangement pursuant to which $84,000 was loaned to John A. Williams as of December 31, 1996. The loan accrues interest at the long-term applicable federal rate (5.12% at December 31, 2002). The loan was scheduled to be repaid in three equal annual installments beginning in December 2002. The Company's Compensation Committee has approved forgiveness of this loan as it becomes due.

        Christopher D. Mitchell, a director, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. This firm serves as general legal counsel to the Company and has served as such counsel since the Company's inception.

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        On December 5, 2003, the Company completed a private placement (the "Transaction") of 4,957,487 shares of the Company's Common Stock (the "Shares") for aggregate net proceeds of approximately $7.5 million. The Shares were sold at a price of $1.65 per share, based on the average closing bid prices for the five days ended December 1, 2003. In conjunction with the placement of the Shares, the Company issued to the investors warrants to purchase up to an aggregate of 4,957,488 shares of its Common Stock. The Shares were purchased by a certain investors, including ProMed Partners, L.P. and David Musket, both beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock prior to the Transaction. In addition, Musket Research Associates, an entity affiliated with David Musket, acted as one of two placement agents for the Company in this private placement. As a placement agent, Musket Research Associates received a warrant to purchase 247,874 shares of our Common Stock at an exercise price of $1.98 per share.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PHYSIOMETRIX, INC., FIVE BILLERICA PARK, 101 BILLERICA AVENUE, NORTH BILLERICA, MASSACHUSETTS 01862.

THE BOARD OF DIRECTORS
Dated: April [29], 2004

Appendix A

PHYSIOMETRIX, INC.
a Delaware corporation
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

        The purpose of the Audit Committee of the Board of Directors of Physiometrix, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

1.
Will be an independent director;

2.
Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3.
At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

RESPONSIBILITIES

        The responsibilities of the Audit Committee shall include:

1.
Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

2.
Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

3.
Reviewing the independent auditors' proposed audit scope, approach and independence;

4.
Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5.
Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

6.
Recommending the appointment of independent auditors to the Board of Directors;

7.
Reviewing fee arrangements with the independent auditors;

8.
Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

9.
Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

10.
Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

11.
Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12.
Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

13.
Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

14.
If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15.
Reviewing related party transactions for potential conflicts of interest;

16.
Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

17.
Performing other oversight functions as requested by the full Board of Directors.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

MEETINGS

        The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

        The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

MINUTES

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PHYSIOMETRIX, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Physiometrix, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John A. Williams and Daniel W. Muehl, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of Physiometrix, Inc. to be held on May 27, 2004 at 10:00 a.m., local time, at the Company's principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

SEE REVERSE SIDE

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

        ☒ Please mark your votes as in this example.

		For	Withheld
1.	Election of Class II director	☐	☐	Nominee: James A Saalfield
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

		For	Against	Abstain
2.	Proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2004.	☐	☐	☐

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS II DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH STOCKHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s): ____________________________________________	Date: __________________
Signature(s): ____________________________________________	Date: __________________
Note:
This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Appendix A